                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              DISCREET LOGIC INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              DISCREET LOGIC INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                              DISCREET LOGIC INC.


                                 10 DUKE STREET
                        MONTREAL, QUEBEC, CANADA H3C 2L7


                            ________________________



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            ________________________



To the Shareholders of Discreet Logic Inc.:



  The Annual Meeting of Shareholders of Discreet Logic Inc. (the
"Corporation"), a Quebec corporation, will be held on November 20, 1997 at 9:00 a.m., local time, at the Museum of Contemporary Art, 185 St. Catherine Street West, Montreal, Quebec, Canada H2X 1Z8, for the following purposes:



     1. To elect three Class I directors to serve for a two-year term or until their successors are elected and qualified.



     2. To approve an amendment to the Corporation's 1994 Amended and Restated Restricted Stock and Stock Option Plan to reserve an additional 2,000,000 shares of common stock for issuance thereunder.


     3. To appoint Arthur Andersen & Cie as independent accountants for the fiscal year ending June 30, 1998 and to authorize the Board of Directors to fix their remuneration.


     4. To transact such other business as may properly come before the meeting or any adjournments thereof.



   Only shareholders of record at the close of business on October 15, 1997 are entitled to notice of and to vote at the meeting.





  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.



                                  By Order of the Board of Directors



                                  Francois Plamondon
                                  Secretary



Montreal, Quebec
October 24, 1997

                              DISCREET LOGIC INC.

                                 10 DUKE STREET
                        MONTREAL, QUEBEC, CANADA H3C 2L7

                                PROXY STATEMENT

                                October 24, 1997


  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Discreet Logic Inc., a Quebec corporation (the "Corporation"), for use at the Annual Meeting of Shareholders to be held on November 20, 1997 at 9:00 a.m., local time, at the Museum of Contemporary Art, 185 St. Catherine Street West, Montreal, Quebec, Canada H2X 1Z8, and any adjournments thereof (the "Meeting").



  Only shareholders of record at the close of business on October 15, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 28,829,244 common shares, without par value (the "Common Shares"), of the Corporation were issued and outstanding. The holders of Common Shares are entitled to one vote per share on any proposal presented at the Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice delivered to the Secretary of the Corporation at any time up to and including the last business day before the day of the Meeting or to the Chairman of the Meeting on the day of the Meeting.



  The representation in person or by proxy of at least a majority of the outstanding Common Shares entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.



  In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to shareholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker non-votes are not so included.



  The persons named as attorneys-in-fact in the proxies are officers and/or directors of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. In addition to the election of directors, the shareholders will consider and vote upon a proposal to approve an amendment to the Corporation's 1994 Amended and Restated Restricted Stock and Stock Option Plan (the "1994 Plan") to reserve an additional 2,000,000 shares of common stock for issuance thereunder, and will consider and vote upon a proposal to ratify the selection of independent accountants and to authorize the Board of Directors to fix their remuneration, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.



  The Board of Directors of the Corporation knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

  An Annual Report to Shareholders, containing financial statements for the fiscal year ended June 30, 1997, is being mailed together with this proxy statement to all shareholders entitled to vote. During fiscal 1997, the Board of Directors of the Corporation voted to change the end of the Corporation's fiscal year end from July 31 to June 30. This proxy statement and the form of proxy were first mailed to shareholders on or about October 24, 1997. All dollar amounts included in this proxy statement are expressed in United States dollars, unless otherwise noted.



             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES


  The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Shares of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all current officers and directors as a group.





                                                                      AMOUNT AND NATURE           PERCENT
                    NAME OF BENEFICIAL OWNER                           OF OWNERSHIP(1)           OF CLASS
                    ------------------------                      --------------------------  ---------------


Richard J. Szalwinski...........................................       5,249,896 (2)          18.2%
Terrence Higgins................................................         146,026 (3)          *
Thomas Cantwell.................................................       3,248,667              11.3%
Gary G. Tregaskis...............................................       3,200,000 (4)          11.1%
Brian P. Drummond...............................................          16,666 (5)          *
Perry M. Simon..................................................          16,666 (6)          *
Francois Plamondon..............................................               -              *
Graham Sharp....................................................           4,375 (7)          *
Pierre Desjardins...............................................           6,666 (8)          *
Putnam Investments Management, Inc..............................       1,745,297 (9)           6.1%
All current officers and directors as a group (9 persons).......      11,888,962(10)          41.2%


--------------------
* Less than 1%



(1) Applicable percentage of ownership as of the Record Date is based upon 28,829,244 Common Shares outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Shares subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 2,567,600 shares held of record by 9002-1585 Quebec Inc., and 2,682,296 shares held of record by BHVR Communications Inc., each a holding corporation owned by Mr. Szalwinski.
(3) Includes 35,508 Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date.
(4) Includes 800,000 shares held of record by Nearco Trustee Company (Jersey) Limited re: Gary Tregaskis Settlement, a trust established for the benefit of Mr. Tregaskis.
(5) Consists of Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date.
(6) Consists of Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date.
(7) Consists of Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date.
(8) Consists of Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date
(9) Such information is based on a Form 13F dated June 30, 1997 and filed with the Securities and Exchange Commission. Putnam Investment Management, Inc.'s address is: One Post Office Square, Boston, Massachusetts.

(10) Includes 79,881 Common Shares issuable upon the exercise of options, which options are exercisable within 60 days of the Record Date.

                                   PROPOSAL 1


                             ELECTION OF DIRECTORS

                                    NOMINEES


  The Corporation's Board of Directors is currently fixed at six members. The Corporation's By-laws divide the Board of Directors into two classes. The members of each class of directors serve for staggered two-year terms. Messrs. Szalwinski, Cantwell and Desjardins are Class I directors whose terms expire at the Meeting. The Board of Directors is also composed of three Class II directors (Messrs. Drummond, Simon and Tregaskis) whose terms expire upon the election and qualification of directors at the Annual Meeting of Shareholders for the fiscal year ending June 30, 1998.

  The exact number of directors is fixed by the Board of Directors. Vacancies on the Board of Directors may be filled by the Board of Directors unless and until filled by the shareholders; however, vacancies resulting from an increase in the number of directors can only be filled by the shareholders.


  The Board of Directors has nominated and recommends that Messrs. Szalwinski, Cantwell and Desjardins, who are currently members of the Board of Directors, be elected Class I directors, to hold office until the Annual Meeting of Shareholders for the fiscal year ending June 30, 1999 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.



                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

                    A VOTE "FOR" THE NOMINEES LISTED BELOW.


  The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director:





             NOMINEE'S OR DIRECTOR'S
        NAME AND YEAR NOMINEE OR DIRECTOR          POSITION(S) WITH   YEAR TERM   CLASS OF
             FIRST BECAME A DIRECTOR               THE CORPORATION   WILL EXPIRE  DIRECTOR
             -----------------------               ----------------  -----------  --------
CONTINUING DIRECTORS:


Brian P. Drummond.......................              Director              1998          II
1996
Perry M. Simon..........................              Director              1998          II
1996
Gary G. Tregaskis.......................              Director              1998          II
1992

NOMINEES:

Richard J. Szalwinski...................      President, Chief Executive      1997         I
1996                                          Officer, Chairman of the
                                              Board of Directors and
                                              Director

Thomas Cantwell........................              Director                 1997         I
1992

Pierre Desjardins.....................               Director                 1997         I
1997


                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS



  The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.




NAME                                 AGE     POSITION
----                                 ---     --------


Richard J. Szalwinski(1)....          47     President, Chief Executive Officer, Chairman of the Board of
                                             Directors and Director
Francois Plamondon..........          39     Senior Vice President, Chief Financial Officer, Treasurer and
                                             Secretary
Graham Sharp................          37     Senior Vice President-Sales & Marketing
Terrence Higgins............          38     Senior Vice President-Products
Gary G. Tregaskis...........          39     Director
Thomas Cantwell(1)(2).......          70     Director
Brian P. Drummond(1)(2).....          66     Director
Perry M. Simon(1)...........          42     Director
Pierre Desjardins(2)........          55     Director

--------------------------
(1) Member of Compensation Committee.
(2)  Member of Audit Committee.



  RICHARD J. SZALWINSKI, a founder of the Corporation, has served as a Director since May 1992 and as Chairman of the Board of Directors since March 1994. Mr. Szalwinski served as acting President and Chief Executive Officer from February 1996 and assumed that position officially in July 1996. From May 1992 to November 1994 Mr. Szalwinski served as Chief Executive Officer of the Corporation and served as President of the Corporation from May 1992 to March 1994. Prior to founding the Corporation, he held several positions at Softimage Inc. from June 1988 to December 1991, most recently as a Director and Vice President of Sales. Mr. Szalwinski also serves on the Board of Directors of Malofilm Communications Inc., a public company.



  FRANCOIS PLAMONDON joined the Corporation in July 1996 and, since August 1996, serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation. Prior to joining the Corporation, Mr. Plamondon was a Partner at Ernst & Young, a public accounting and consulting firm, from August 1990 to July 1996.



  GRAHAM SHARP currently serves as Senior Vice President-Sales & Marketing of the Corporation since July 1996. Mr. Sharp joined the Corporation in January 1996 as General Manager, Asia-Pacific and served in that position until July 1996. Prior to joining the Corporation, Mr. Sharp served as Regional Sales Manager, Asia-Pacific for the broadcast division of Avid Technologies Inc., a publicly-traded supplier of non-linear video and audio editing systems, from January 1995 to January 1996. Prior to that, Mr. Sharp served as Sales Director, Asia-Pacific at Dynatech Corporation, a publicly traded supplier of broadcast and post-production equipment, from February 1993 to December 1994. Prior to that, Mr. Sharp served as a sales manager responsible for worldwide sales for Alpha Image Ltd., a supplier of routing and distribution equipment, from April 1989 to February 1993.



  TERRENCE HIGGINS currently serves as Senior Vice President-Products of the Corporation since July 1996. From July 1995 to July 1996, Mr. Higgins served as Vice President-Engineering of the Corporation. Mr. Higgins joined the Corporation in May 1993 as a software engineer and has served in various engineering capacities with the Corporation, most recently as Director of Engineering, from August 1994 to July 1995. Prior to joining the Corporation, he served as a graphic research analyst for the National Film Board of Canada, from February 1986 to May 1993.

  GARY G. TREGASKIS has served as a Director of the Corporation since July 1992. Mr. Tregaskis has been an independent consultant to the Corporation since December 1995. Prior to that, Mr. Tregaskis served the Corporation as Director of Advanced Products from February 1994 to December 1995. He has also served as Director of Advanced System Division of the Corporation from July 1992 to February 1994. Mr. Tregaskis was the principal designer and architect of FLAME. Prior to joining the Corporation, Mr. Tregaskis served as the Director of Research and Development at D.A. Technology, an Australian software development corporation, from 1985 to June 1992.



  THOMAS CANTWELL has served as a Director of the Corporation since September 1992. Dr. Cantwell has been an investor and venture capitalist since 1987. He has served as President of Technical Computer Graphics, a computer distributor and software development corporation, since November 1987. Dr. Cantwell also serves as a Director of Supreme Industries, Inc., a public company and as Chairman of the Board of Directors of Paradigm Entertainment Inc., a privately held developer of computer and video games.



  BRIAN P. DRUMMOND has served as a Director of the Corporation since January 1996. Mr. Drummond has served as President of Brican Investments Ltd., a private holding company, since March 1979. Mr. Drummond was Vice Chairman and Director of Richardson Greenshields of Canada Limited, an investment dealer, from 1982 to June 1997. Mr. Drummond also serves as a Director of Atco Ltd. and Canadian Utilities Limited, both public companies.



  PERRY M. SIMON has served as a Director of the Corporation since January 1996. Mr. Simon has been President, Viacom Television for Viacom Entertainment, Viacom, Inc., a television and film developer and producer, since September 1993. Prior to that, Mr. Simon held several positions with NBC Entertainment, from 1985 to 1993, most recently as Executive Vice President-Prime-time Programs.



   PIERRE DESJARDINS has served as a Director of the Corporation since January 1997. Mr. Desjardins has been Chairman, President and Chief Executive Officer of Total Containment, a manufacturer and distributor of underground systems and products for the conveyance and containment of fuels, since September 1996. Prior to that, Mr. Desjardins was President and Chief Executive Officer of Domtar Inc., a producer of paper, pulp and forest products, from September 1990 to October 1994. Mr. Desjardins also served as President of Labatt Breweries of Canada from 1986 to September 1990. Mr. Desjardins also serves as a Director of Canam Manac Inc., a public company.



  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal.



                   THE BOARD OF DIRECTORS AND ITS COMMITTEES


  The Board of Directors met seven times and took action by unanimous written consent two times during the fiscal year ended June 30, 1997. Each of the directors attended at least 75% of the meetings of the Board of Directors during fiscal 1997. The Corporation established an Audit Committee and a Compensation Committee during the fiscal year ended July 31, 1996. During fiscal 1997, the Audit Committee of the Board of Directors, of which Messrs. Cantwell, Drummond and Desjardins are currently members, reviewed with the independent accountants and management the annual financial statements and independent accountants' opinion, reviewed the results of the examination of the Corporation's financial statements by the independent accountants, recommended the retention of the independent accountants to the Board of Directors and periodically reviewed the Corporation's accounting policies and internal accounting and financial controls. During the fiscal year ended June 30, 1997, the Audit Committee met on four occasions. The Board of Directors has also appointed a Compensation Committee, whose members currently are Messrs. Szalwinski, Cantwell, Drummond and Simon. The Compensation Committee, which held one meeting and took action by unanimous written consent one time during the fiscal year ended June 30, 1997, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Corporation. On April 5, 1997 the Board of Directors appointed a Nominating Committee consisting of Messrs. Drummond, Simon, Desjardins, and Szalwinski, as well as a Strategic Committee consisting of Messrs. Szalwinski, Tregaskis, and Drummond. The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee establishes procedures for the nomination process, recommends candidates for election by the Board of Directors and nominates officers for election by the Board. The Nominating Committee did not meet during fiscal 1997. The Nominating Committee will consider nominees proposed by the Corporation's stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by providing the candidate's name and qualifications in writing to the Secretary of the Corporation, 10 Duke Street, Montreal, Quebec, Canada H3C 2L7.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS


EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended July 31, 1995 and 1996 and June 30, 1997 to (i) the Corporation's current Chief Executive Officer; and (ii) each of the four most highly compensated executive officers of the Corporation who earned more than $100,000 in salary and bonus in fiscal year 1997 (collectively, the "Named Executive Officers"):



                           SUMMARY COMPENSATION TABLE





                                                                                                   LONG-TERM
                                                                                                  Compensation
                                                                                                  ------------
                                                                                                     OPTION
      NAME AND PRINCIPAL POSITION(1)                 Annual Compensation(1)                        Awards(#)
-------------------------------------------  -----------------------------------                   ---------
                                               YEAR       SALARY        BONUS
                                             --------  ------------  -----------
Richard J. Szalwinski(2)...................      1997     $192,724         $172,500                  450,000
   President, Chief Executive                    1996     $154,557               --                       --
   Officer, Chairman of the                      1995     $145,212         $145,212                       __
   Board of Directors and Director


Terrence Higgins (3).......................      1997     $ 93,683         $25,550                       --
   Senior Vice President - Products              1996     $121,549              --                   40,000
                                                 1995     $ 57,813              --                  121,920


Francois Plamondon (4).....................      1997     $133,833         $50,920                       --
   Senior Vice President, Chief                  1996           --              --                  300,000
    Financial Officer, Secretary and             1995           --              --                       --
    Treasurer

Graham Sharp (5)...........................       1997    $183,337(6)       25,000                  300,000
   Senior Vice President - Sales and              1996    $ 98,572(7)           --                   10,000
    Marketing                                     1995          --              --                       --

(1) 1997 amounts represent salary and bonus actually paid or earned during the eleven month period ended June 30, 1997.
(2) In August 1997, Mr. Szalwinski's annual salary was increased from $230,000 to $255,500 effective July 1, 1997.
(3) In August 1997, Mr. Higgins' annual salary was increased from $102,200 to $109,500 effective July 1, 1997.
(4) In August 1997, Mr. Plamondon's annual salary was increased from $145,500 to $182,500 effective July 1, 1997.
(5) In August 1997, Mr. Sharp's annual salary was increased from $125,000 to $150,000 effective July 1, 1997.
(6) This amount includes $68,750 of sales commissions earned by Mr. Sharp during fiscal 1997.
(7) Mr. Sharp joined the Corporation in January 1996. This amount includes his salary as well as $57,948 of sales commissions paid to Mr. Sharp for the seven months of fiscal 1996 during which he was employed by the Corporation.

OPTION GRANTS IN LAST FISCAL YEAR


  The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1997 to each of the Named Executive Officers:






                                      Individual Grants
                           ---------------------------------------                      POTENTIAL REALIZABLE
                                           % OF TOTAL                                    VALUE AT ASSUMED
                            NUMBER OF       OPTIONS                                       ANNUAL RATES OF
                           SECURITIES     GRANTED TO                                 STOCK PRICE APPRECIATION
                           UNDERLYING      EMPLOYEES     EXERCISE                         FOR OPTION TERM
                             OPTIONS       IN FISCAL       PRICE      EXPIRATION    ---------------------------
NAME(1)                    GRANTED(#)        YEAR        ($/SHARE)       DATE         5%($)        10%($)
-------------------------  -----------   -------------  -----------   ----------      -----        ------
Richard J. Szalwinski....      450,000           26.6%        $6.03      4/5/07     $1,706,873     $4,325,553

Terrence Higgins (1).....           --             --            --           --           --             --

Francois Plamondon (1)...           --             --            --           --           --             --

Graham Sharp.............      300,000           17.8%        $4.50     8/12/06       $849,008     $2,151,552

(1) On August 11, 1997, Francois Plamondon was granted an option to purchase 50,000 Common Shares and Terrence Higgins was granted an option to purchase 40,000 Common Shares, both at an exercise price per share of $24.25.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES


  The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended June 30, 1997 and the year-end value of unexercised options:







                                                                                                   VALUE(2) OF UNEXERCISED
                               Shares                                   NUMBERS OF UNEXERCISED     IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON             Value               OPTIONS AT YEAR-END              YEAR-END
          NAME              EXERCISE (#)         Realized($)(1)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  ---------------  ------------------------  --------------------------  -------------------------

Richard J. Szalwinski....        --                    --                 0 / 450,000                   --/ $ 4,710,915
Terrence Higgins.........        --                    --             30,508 / 17,500              $446,761 / $ 245,000
Francois Plamondon.......        --                    --                 0 / 300,000                   --/ $ 3,300,000
Graham Sharp.............        --                    --             3,125 / 306,875                   --/ $ 3,600,000



-----------------------------------------------
(1) Amounts disclosed in this column are calculated based on the difference between the fair market value of the Corporation's Common Shares on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1997, the fiscal year-end ($16.50 per share), multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS



  In August 1997, the Corporation entered into an agreement with Richard Szalwinski, whereby Mr. Szalwinski agreed to serve as President and Chief Executive Officer of the Corporation.. Mr. Szalwinski previously had no employment agreement with the Corporation. Pursuant to such agreement, Mr. Szalwinski's annual base salary was increased from $200,000 to $230,000, effective March 1, 1997. In addition, pursuant to such agreement, Mr. Szalwinski is eligible to receive an annual bonus of up to 75% of his base annual salary, based on the Corporation meeting the consolidated budgets and forecasts approved by the Board of Directors. In the event that the Corporation does not meet such consolidated budgets and forecasts, the Board of Directors may, at its sole discretion, approve the payment of a bonus of up to 75% of his base annual salary to Mr. Szalwinski if the Board of Directors determines that Mr. Szalwinski's performance of his duties was outstanding and that the Corporation's failure to meet such consolidated budgets and forecasts was not attributable to factors within Mr. Szalwinski's control. In August 1997, the Board of Directors increased Mr. Szalwinski's annual base salary to $255,500, effective July 1, 1997. The agreement provides that Mr. Szalwinski's employment with the Corporation may be terminated by Mr. Szalwinski upon three months written notice to the Corporation, in which case the Corporation must pay to Mr. Szalwinski his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that the Corporation may terminate the agreement at any time with or without cause, upon written notice. In the event Mr. Szalwinski's employment is terminated by the Corporation, without cause, the Corporation must pay Mr. Szalwinski a lump sum amount equal to twenty-four months base annual salary at the time of such termination. In addition, Mr. Szalwinski was granted an incentive stock option to purchase 450,000 Common Shares under the 1994 Plan at an exercise price of $6.03 per share. In the event that Mr. Szalwinski's employment is terminated without cause, then all options to purchase shares of the Corporation which would have next vested, shall immediately vest upon such termination. The agreement further provides that in the event of a Reorganization, as defined in the 1994 Plan, then (i) the option to purchase the 450,000 Common Shares granted to Mr. Szalwinski will become immediately vested or (ii) if the Board of Directors elects, in accordance with the 1994 Plan, not to accelerate the vesting of the options granted pursuant to the 1994 Plan, Mr. Szalwinski will receive in substitution for all of his outstanding options to purchase Common Shares of the Corporation, whether vested or not, such securities (excluding options) of the Corporation or of any merged, consolidated or otherwise reorganized corporation or, only in the event of a merger of the Corporation with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity.



  In June 1996, the Corporation entered into an agreement with Francois Plamondon, whereby Mr. Plamondon became Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Corporation, effective August 1, 1996. Pursuant to such agreement, Mr. Plamondon received an annual base salary of $145,500, and is eligible to receive an annual bonus of up to $50,920, based on the Corporation meeting the consolidated budgets and forecasts approved by the Board of Directors. In the event that the Corporation does not meet such consolidated budgets and forecasts, the Board of Directors may, at its sole discretion, approve the payment of a bonus of up to $50,920 to Mr. Plamondon if the Board of Directors determines that Mr. Plamondon's performance of his duties was outstanding and that the Corporation's failure to meet such consolidated budgets and forecasts was not attributable to factors within Mr. Plamondon's control. In August 1997, the Board of Directors increased Mr. Plamondon's annual base salary from $145,500 to $182,500, effective July 1, 1997 and increased his eligible annual bonus from $50,920 to 50% of his annual base salary. The agreement provides that Mr. Plamondon's employment with the Corporation may be terminated by Mr. Plamondon upon three months written notice to the Corporation, in which case the Corporation must pay to Mr. Plamondon his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that the Corporation may terminate the agreement at any time with or without cause, upon written notice. In the event Mr. Plamondon's employment is terminated by the Corporation, without cause, the Corporation must pay Mr. Plamondon a lump sum amount equal to twelve months base annual salary at the time of such termination. In addition, Mr. Plamondon was granted an incentive stock option to purchase 300,000 Common Shares under the 1994 Plan at an exercise price of $5.50 per share. In the event that Mr. Plamondon's employment is terminated without cause after August 1, 1997, then all options to purchase shares of the Corporation which would have next vested, shall immediately vest upon such termination. The agreement further provides that in the event of a Reorganization, as defined in the 1994 Plan, then (i) the option to purchase the 300,000 Common Shares granted to Mr. Plamondon will become immediately vested or (ii) if the Board of Directors elects, in accordance with the 1994 Plan, not to accelerate the vesting of the options granted pursuant to the 1994 Plan, Mr. Plamondon will receive in substitution for all of his outstanding options to purchase Common Shares of the Corporation, whether vested or not, such securities (excluding options) of the Corporation or of any merged, consolidated or otherwise reorganized corporation or, only in the event of a merger of the Corporation with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity.



  In November 1996, the Corporation entered into an agreement with Graham Sharp related to Mr. Sharp's employment as Senior Vice President-Sales & Marketing of the Corporation, effective July 23, 1996. Pursuant to such agreement, Mr. Sharp receives an annual base salary of $125,000, and is eligible to receive sales commissions of up to $75,000, based on the Corporation meeting the sales and margin contribution targets approved by the Board of Directors, and, in the event the Corporation exceeds such targets, an annual bonus of $25,000. The Board of Directors may also, at its sole discretion, approve the payment of an additional bonus to Mr. Sharp if the Corporation exceeds the sales and margin contribution targets. In addition, in the event the Corporation does not meet such sales targets, the Board of Directors may, at its sole discretion, approve the payment of a bonus to Mr. Sharp if the Board of Directors determines that Mr. Sharp's performance of his duties was outstanding and the Corporation's failure to meet such targets was not attributable to factors within Mr. Sharp's control. In August 1997, the Board of Directors increased Mr. Sharp's annual base salary from $125,000 to $150,000, effective July 1, 1997 and increased his eligible annual bonus from $25,000 to up to 50% of his annual base salary. Under this agreement, Mr. Sharp's eligibility to receive sales commissions remained unchanged. The agreement provides that Mr. Sharp's employment with the Corporation may be terminated by Mr. Sharp upon three months written notice to the Corporation, in which case the Corporation must pay to Mr. Sharp his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that the Corporation may terminate the agreement at any time, with or without cause, upon written notice. In the event Mr. Sharp's employment is terminated by the Corporation, without cause, the Corporation must pay Mr. Sharp a lump sum amount equal to twelve months of his base annual salary at the time of such termination. In addition, Mr. Sharp was granted an incentive stock option to purchase 300,000 Common Shares under the 1994 Plan at an exercise price of $4.50 per share. In the event that Mr. Sharp's employment is terminated without cause after July 23, 1997, then all options to purchase shares of the Corporation which would have next vested, shall immediately vest upon such termination. The agreement provides that in the event of a Reorganization, as defined in the 1994 Plan, then (i) the option to purchase the 300,000 Common Shares granted to Mr. Sharp will become immediately vested or (ii) if the Board of Directors elects, in accordance with the 1994 Plan, not to accelerate the vesting of the options granted pursuant to the 1994 Plan, Mr. Sharp will receive in substitution for all of his outstanding options to purchase Common Shares of the Corporation, whether vested or not, such securities (excluding options) of the Corporation or of any merged, consolidated or otherwise reorganized corporation or, only in the event of a merger of the Corporation with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity. Finally, the Corporation agreed to reimburse Mr. Sharp's documented out-of-pocket expenses incurred in connection with his move to Montreal.



REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS



  This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended June 30, 1997. The Compensation Committee of the Board of Directors is comprised of Messrs. Cantwell, Drummond and Simon, three outside directors of the Corporation, and Mr. Szalwinski, President and Chief Executive Officer of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.



  The Corporation's executive compensation program is designed to provide levels of compensation that assist the Corporation in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Corporation's executive officers with those of its shareholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans,which plans are generally available to all employees of the Corporation.

Base Salary

  Base salary compensation levels for the Corporation's executive officers, including the Chief Executive Officer, are intended to be competitive within the range of base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other similar companies. In establishing fiscal 1997 base salary compensation levels for the Corporation's executive officers, the Compensation Committee considered such factors as (i) individual performance and experience (ii) the Corporation's past financial performance and future expectations (iii) past salary levels and (iv) in the case of Mr. Plamondon and Mr. Sharp, the fact that salaries with such officers had been negotiated on a case by case basis at the time of hiring or promotion. Mr. Plamondon joined the Corporation in July 1996 and Mr. Sharp was promoted by the Corporation in July 1996 from General Manager, Asia-Pacific to Senior Vice President-Sales & Marketing. The Compensation Committee did not assign relative weights or rankings to these factors, but instead made a subjective determination based upon the consideration of all of these factors. In light of these factors, the Compensation Committee increased Mr. Szalwinski's annual base salary compensation was increased from $200,000 to $230,000 effective March 1, 1997 and increased Mr. Higgin's annual base salary compensation from $83,950 to $102,200 effective July 1, 1997. Mr. Plamondon's and Mr. Sharp's base annual salaries were not increased during fiscal 1997 due to the timing of the hiring or promotion of such executive officer.



Incentive Compensation



  Potential bonus compensation for Mr. Szalwinski and Mr. Plamondon is based on the Corporation meeting the consolidated budgets and forecasts approved by the Board of Directors, and for Mr. Sharp, based on the Corporation meeting and/or exceeding the sales and margin contribution targets approved by the Board of Directors. These potential bonus amounts were negotiated between the Compensation Committee and the executive officers at the time of their hiring or promotion to executive officer and are included in each of these executive officer's employment agreements. In January 1996, the Compensation Committee established the Corporation's Executive Bonus Plan (the "Executive Bonus Plan"). Pursuant to the terms of the Executive Bonus Plan, each of the Corporation's executive officers was eligible to receive a cash bonus at the end of the fiscal year based upon the Corporation's performance in fiscal 1997. In fiscal 1997, only Mr. Higgins was eligible to receive annual bonus compensation under the Executive Bonus Plan as Mr. Szalwinski's, Mr. Plamondon's and Mr. Sharp's bonus compensation was negotiated outside of this plan as part of their employment agreements. The potential annual bonus amount that Mr. Higgins was eligible to receive for fiscal 1997 was determined by the Compensation Committee based upon the committee members' knowledge of comparative salary and bonus arrangements at similar companies. Bonus amounts for each of the executive officers were also based upon evaluations and recommendations made by the Corporation's President and Chief Executive Officer. In addition to bonus compensation under the Executive Bonus Plan and that contained in employment agreements, the Compensation Committee has the authority to award additional bonuses at the end of the fiscal year to reward an executive officer for superior performance. As the Corporation met the consolidated budgets, forecasts and sales targets approved by the Board of Directors, Mr. Szalwinski, Mr. Plamondon and Mr. Sharp received annual bonus compensation in the amounts specified in their employment agreements and Mr. Higgins received an annual bonus of $25,550. No additional discretionary bonuses were awarded by the Compensation Committee.



Stock Options



  Stock options are the principal vehicle used by the Corporation for the payment of long-term compensation, to provide a stock-based incentive to improve the Corporation's financial performance and to assist in the recruitment, motivation and retention of key professional and managerial personnel. The Corporation's stock option plans were administered, during fiscal 1997, by the Compensation Committee of the Board of Directors.

  Generally, stock options are granted when an executive officer joins the Corporation and periodically thereafter based primarily upon the individual's actual and/or potential contributions to the Corporation and the Corporation's financial performance. Stock options are designed to align the interests of the Corporation's executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Corporation and, hence, shareholder return. In addition, the exercisability of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the

Corporation. The Corporation periodically grants new options to provide continuing incentives for future performance.



  During the fiscal year ended June 30, 1997, 450,000 options to purchase Common Shares were awarded to Mr. Szalwinski pursuant to his employment agreement at the then fair market value of $6.03. In addition, pursuant to Mr. Sharp's promotion by the Corporation in July 1996 from General Manager, Asia-Pacific to Senior Vice President-Sales & Marketing, Mr. Sharp was granted 300,000 options to purchase Common Shares at the then fair market value of $4.50. Other than such grants, no options to purchase Common Shares were awarded to the Corporation's executive officers during the fiscal year ended June 30, 1997.



Other Benefits



  The Corporation also has various broad-based employee benefit plans.
Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Shares at a discount. The Corporation also maintains insurance and other benefit plans for its employees.



Tax Deductibility of Executive Compensation



  Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board of Directors has considered these requirements and the proposed regulations. It is the Board of Directors' present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Board of Directors believes that the Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy Section 162(m) requirements for compensation paid pursuant to the Plan.


Mr. Szalwinski's Compensation


  Effective March 1, 1997, Mr. Szalwinski's base salary compensation was increased from $200,000 to $230,000 and effective July 1, 1997 was increased from $230,000 to $255,500. The Compensation Committee increased Mr. Szalwinski's annual base salary in light of his individual performance, the Corporation's financial performance and after consideration of the salaries of comparably qualified executives at similar companies. In addition, per his employment agreement with the Corporation, Mr. Szalwinski is eligible to receive an annual bonus of up to 75% of his base annual salary, based on the Corporation meeting the consolidated budgets and forecasts approved by the Board of Directors. As the Corporation met these consolidated budgets and forecasts for fiscal 1997, Mr. Szalwinski received annual bonus compensation in the amounts specified in his employment agreement. During fiscal 1997, the Board of Directors also granted Mr. Szalwinski 450,000 options to purchase Common Shares in light of his individual performance, the Corporation's past financial performance and expected future performance and after consideration of the long-term compensation awards of comparably qualified executives at similar companies.



Respectfully submitted by the Compensation Committee



Richard J. Szalwinski
Thomas Cantwell
Brian Drummond
Perry M. Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


  The Corporation's Board of Directors has established a Compensation Committee consisting of Messrs. Szalwinski, Cantwell, Drummond and Simon. During this period, Mr. Szalwinski, the Corporation's Chairman and Chief Executive Officer, participated in deliberations of the Corporation's Compensation Committee concerning the compensation of executive officers other than his own. No executive officer of the Corporation served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Corporation, other than Mr. Szalwinski who is a member of the Compensation Committee of Malofilm, a corporation of which Robert J. Hogan, who served as a director of the Corporation until January 1997, was President.



COMPENSATION OF DIRECTORS



  Employee directors do not receive cash compensation for their service as members of the Board of Directors. Non-Employee Directors (as defined below) receive an annual fee of $10,000 for services on the Board of Directors and an additional $2,500 for services on each committee of the Board of Directors. Non-Employee Directors also receive reimbursement of their expenses for each Board of Directors or committee meeting attended. The Corporation may from time to time, and at the discretion of the Board of Directors (or the Compensation Committee), grant stock options to directors in addition to the options specified in the 1995 Non-Employee Director Stock Option Plan. See "1995 Non-Employee Director Stock Option Plan", and "1997 Special Limited Non-Employee Director Stock Option Plan."


1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


  The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors in March 1995 and approved by the shareholders in April 1995. The Director Plan provides for the grant of options to purchase a maximum of 200,000 Common Shares to Non-Employee Directors of the Corporation.



  The Director Plan is administered by the Compensation Committee. The Director Plan authorizes the grant (a) to each person who becomes a member of the Board of Directors and who is not an employee, officer or direct or indirect owner of 5% or more of the Common Shares of the Corporation (a "Non-Employee
Director"), on the date such person is first elected to the Board of Directors without further action by the Board of Directors, of an option to purchase 20,000 Common Shares and (b) to each person receiving an option pursuant to clause (a) who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 15,000 Common Shares; provided that such person has continuously served as a Non-Employee Director during such 5-year period. The exercise price per share for all options granted under the Director Plan will be equal to 100% of the fair market value per share of the Common Shares as of the date of grant. The options become exercisable in three equal annual installments, with the first installment exercisable immediately, provided that with respect to the second and third vesting dates that the optionee remains a director at that time. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options issued pursuant to the Director Plan are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within three months after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option shall be accelerated and shall be immediately vested and may be exercised until the scheduled expiration date of the option). As of the Record Date, the Corporation had outstanding options under the Director Plan to purchase an aggregate of 60,000 Common Shares at a weighted average per share exercise price of $14.85.

1997 SPECIAL LIMITED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The 1997 Special Limited Non-Employee Director Stock Option Plan (the "Limited Director Plan") was adopted by the Board of Directors in February 1997. The Limited Director Plan is intended to promote the interests of the Corporation by aligning the interests of directors with the interests of the Corporation and by providing an inducement to the two individuals named below who are not employees or officers of the Corporation to continue to serve as members of its Board of Directors and who are expected to contribute to the Corporation's interests.
The Limited Director Plan provides for a one-time grant of options to purchase 10,000 Common Shares to each of Messrs. Drummond and Simon for a maximum of 20,000 Common Shares reserved for issuance under the Limited Director Plan.


  The Limited Director Plan is administered by the Board of Directors. The Limited Director Plan authorizes the grant to Messrs. Drummond and Simon The exercise price per share for all options granted under the Limited Director Plan is equal to 100% of the fair market value per share of the Common Shares as of the date of grant. The options become exercisable in three equal annual installments, with the first installment exercisable immediately, provided that with respect to the second and third vesting dates that the optionee remains a director at that time. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options issued pursuant to the Limited Director Plan are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within three months after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option shall be accelerated and shall be immediately vested and may be exercised until the scheduled expiration date of the option). As of the Record Date, the Corporation had outstanding options under the Director Plan to purchase an aggregate of 20,000 Common Shares at a per share exercise price of $7.88.

STOCK PERFORMANCE GRAPH



  The following graph compares the yearly change in the cumulative total shareholder return on the Corporation's Common Shares during the period from the Corporation's initial public offering on June 30, 1995 through June 30, 1997, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National
Market Index") and the Hambrecht & Quist Technology Index ("H&Q Technology Index"). The comparison assumes $100 was invested on June 30, 1995 in the Corporation's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends, if any.



                       June 30,         July 31,     July 31,      June 30,
                         1995             1995         1996          1997
                       -------         --------      -------       --------

Discreet                 100            127.27         25.75        100
Nasdaq                   100            107.35        116.96        156.14
H&Q                      100            109.13        104.86        145.99
_____________

  (1) Prior to June 30, 1995 the Corporation's Common Shares was not publicly traded. Comparative data is provided only for the period since that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     During fiscal 1996 Richard Szalwinski, the Corporation's President and Chief Executive Officer extended three loans to Smoke and Mirrors Productions Limited ("Smoke and Mirrors") in an aggregate amount of (Pounds)1,077,975 (or approximately $1,678,650 at July 31, 1996) and guaranteed obligations of Smoke and Mirrors in the amount of (Pounds)300,000 (or approximately $467,200 at July 31, 1996). As at June 30, 1997, the loans have been repaid by Smoke and Mirrors pursuant to a payment schedule. Each loan was negotiated at arm's length and bore interest at the Canadian prime borrowing rate as quoted by the Canadian International Banking Corporation. The Corporation recorded revenue of $2,304,000 during fiscal 1996 from Smoke and Mirrors. The Corporation had a trade account receivable of $836,000 from Smoke and Mirrors at July 31, 1996, which amount was subsequently collected in full by the Corporation in fiscal 1997.



     Richard Szalwinski is the sole shareholder of Behaviour Entertainment Inc. ("Behaviour"). The Corporation recorded revenue of $121,000 during fiscal 1996 from Behaviour. The Corporation had trade receivables of $113,000 from Behaviour at July 31, 1996, which amount was subsequently collected in full by the Corporation in fiscal 1997.



     In July 1997, the Corporation agreed to rent space for its new headquarters in Montreal from TGR Zone Corporation ("TGR Zone"), a company indirectly owned by Richard Szalwinski. As part of this agreement, TGR Zone will assume the Corporation's lease commitment at its previous Montreal location. The agreement provides that the Corporation will lease approximately 55,000 square feet of space at approximately CDN $13.00 (or approximately $9.44 at June 30, 1997) per square foot per annum subject to normal escalation clauses. The proposed lease is set to expire in June 2007. The Corporation will only sign the proposed lease when the Corporation is satisfied with the assignment of its previous lease. If this assignment is not negotiated with the previous landlord and TGR Zone in a manner acceptable to the Corporation, the Corporation has the right to modify the terms of its agreement with TGR Zone. The proposed lease for the current building and the assignment of the lease for the previous building are expected to be executed in the second fiscal quarter of 1998.





                                   PROPOSAL 2


            AMENDMENT OF AMENDED AND RESTATED 1994 RESTRICTED STOCK
                             AND STOCK OPTION PLAN



  The 1994 Restricted Stock and Stock Option Plan was adopted by the Board of Directors and approved by the shareholders in its original form on June 14, 1994. The 1994 Plan was amended and restated by the Board of Directors on March 27, 1995 and approved by the shareholders on April 21, 1995. The 1994 Plan provides that the maximum number of Common Shares which may be issued or sold pursuant to the 1994 Plan is 5,000,000.



  The shareholders will be requested at the meeting to approve an amendment to the 1994 Plan which increases by 2,000,000 the number of shares that may be issued under the 1994 Plan. The purpose of the 1994 Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the 1994 Plan over the term of the plan unless the additional shares are authorized. A copy of the 1994 Plan as proposed to be amended may be obtained upon written request to the Company's Investor Relations Department. The following paragraphs provide a description of the 1994 Plan and its major income tax implications.





Amended and Restated 1994 Restricted Stock and Stock Option Plan.



  The 1994 Plan is intended to secure for the Corporation and its shareholders the benefits arising from share ownership by officers, employees, consultants and directors (provided such directors are then also officers or employees) of the Corporation and its participating subsidiaries by providing them with opportunities to participate in the ownership of the Corporation and its future growth through (a) the grant of options which qualify as

"incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Statutory Options"); and (c) awards of Common Shares ("Awards"). Both ISOs and Non-Statutory Options are referred to hereafter individually as an "Option" and collectively as "Options." Options and Awards are referred to hereafter collectively as "Stock Rights."



  The 1994 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Cantwell, Drummond, Simon, three outside directors of the Corporation, and Mr. Szalwinski, who was a member of management of the Corporation during fiscal 1997. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to select the optionees and recipients of Awards and determine the terms of the Options and Awards granted, including: (i) the number of shares subject to each Option or Award, (ii) the Option exercise terms, (iii) the exercise price of the Option and the purchase price of Common Shares to recipients of Awards, (iv) the type and the duration of transfer and other restrictions and (v) the time and form of payment upon exercise of an Option or Award.



  The exercise price per share of ISOs granted under the 1994 Plan cannot be less than the fair market value of the Common Shares on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of shares of the Corporation, 110% of the fair market value of the Common Shares on the date of grant). The Option Plan provides that each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant, and five years in the case of ISOs granted to an employee holding more than 10% of the total combined voting power of all classes of shares of the Corporation.



  Under the Code, each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Plan and all stock option plans of the Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to more than $100,000 in fair market value (determined at the time the ISOs are granted) of Common Shares. Any Options granted to an employee in excess of such amount will be treated as Non-Statutory Options.



  The 1994 Plan currently authorizes the issuance of up to 5,000,000 Common Shares. Any shares subject to an option which expires or terminates may again be available for grant under the 1994 Plan, however, such shares are included in the determination of the aggregate number of Common Shares deemed to have been granted to such employee under the 1994 Plan.



  Each Option granted under the 1994 Plan may be either fully exercisable at the time of the grant or may become exercisable on such installments as the Compensation Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.



  An Option is not assignable or transferable by the option holder except by will or the laws governing intestacy. Generally, no Option may be exercised following three months after termination of employment. All Common Shares issued pursuant to an Award shall be subject to certain restrictions on their disposition and to certain obligations of resale to the Corporation (at a price equal to the price originally paid by the optionee), and shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until such restrictions lapse. This obligation of resale to the Corporation extends for a period of three months from the termination of employment.



  An Option shall be exercised by giving written notice delivered to the Corporation at its office address, together with full payment of the exercise price. Payment may be made by cash or check, or at the discretion of the Compensation Committee, by tendering Common Shares or through the delivery of an assignment of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise. If the Compensation Committee exercises such discretion with respect to an ISO, it must do so in writing at the time of the grant of the ISO.

  The following table sets forth, as of the Record Date, options granted under the 1994 Plan to (i) the individuals named in the Summary Compensation Table,
(ii) all executive officers of the Corporation as a group, (iii) all directors who are not executive officers of the Corporation as a group, and (iv) all employees, including all officers who are not executive officers, as a group:




                        NAME                                          TITLE                 NO. OF OPTIONS GRANTED
-----------------------------------------------------  -----------------------------------  ----------------------


Richard J. Szalwinski................................  President, Chief Executive                          450,000
                                                       Officer, Chairman of the Board of
                                                       Directors and Director
Terrence Higgins.....................................  Senior Vice President-Products                      201,920

Francois Plamondon...................................  Senior Vice President, Chief                        350,000
                                                       Financial Officer, Secretary and
                                                       Treasurer

Graham Sharp.........................................  Senior Vice President - Sales and                   310,000
                                                       Marketing

All current executive officers as a group
 (4 persons).........................................                                                    1,311,920

All current directors who are not executive
 officers as a group (5 persons)                                                                              --

All employees who are not executive officers as a
 group...............................................                                                    3,635,290

  The number of options available for grant under the 1994 Plan as of the Record Date is 52,790.

  As of June 30, 1997, there were 2,425,913 options outstanding under the 1994 Plan with a weighted average exercise price of $5.39.


  As of the Record Date, no Awards have been granted under the 1994 Plan.


     United States Federal Income Tax Consequences. The following discussion of United States federal income tax consequences of the Awards of Common Shares and the issuance and exercise of Options granted under the 1994 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. This discussion applies only to directors, officers, employees and consultants of the Corporation and its participating subsidiaries receiving Options and Awards under the 1994 Plan who are United States citizens or are treated as resident aliens for United States federal income tax purposes. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.



     The Canadian tax considerations for directors, officers, employees and consultants of the Corporation and its participating subsidiaries who participate in the 1994 Plan and the Canadian tax consequences to the Corporation and any Canadian subsidiary or parent employer are discussed below under the caption "Canadian Federal Income Tax Considerations."



     The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1994 Plan:



     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Corporation upon either the grant or exercise of an ISO.

     2.   If shares acquired upon exercise of an ISO are not disposed of within
(i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.



     3. If shares acquired upon exercise of an ISO are disposed of and the Holding Periods are not satisfied (a "Disqualifying Disposition"), then, generally, the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.



     4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.



     5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.



     6. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.



     7. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax". An "alternative minimum tax"
(at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.



     8. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.



     The following general rules are applicable under current federal income tax law to Non-Statutory Options granted under the 1994 Plan:



     1. In general, the optionee will not recognize any income upon the grant of a Non-Statutory Option, and the Corporation will not be allowed a federal income tax deduction by reason of such grant.



     2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Statutory Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.



     3. When the optionee sells the shares acquired upon the exercise of a Non-Statutory Option, the optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the tax basis (generally, the tax basis equals the exercise price plus the amount recognized as ordinary income



     4. When the optionee is required to recognize ordinary income in connection with a Non-Statutory Option, the Corporation generally will be entitled to a corresponding federal income tax deduction.



     5. An optionee may be entitled to exercise a Non-Statutory Option by delivering shares of the

Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Statutory Option in such fashion, special rules apply.



     6. Special rules apply if the shares acquired upon the exercise a Non-Statutory Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.



  The following general rules are applicable under current federal income tax law to Awards of Common Shares under the 1994 Plan:



     Under current federal income tax law, persons receiving shares pursuant to an Award generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally will be entitled to a corresponding federal income tax deduction.
When such shares are sold, the grantee generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.



  Canadian Federal Income Tax Considerations.   The following summary of
Canadian tax consequences applies only to optionees and recipients of Awards who are directors, officers, or employees of the Company or any of its parent and subsidiary corporations who: (i) are considered resident in Canada for tax purposes; or (ii) are employed in Canada and are not exempt from Canadian taxation by virtue of a tax treaty. Canadian income tax law is complex. Moreover, the effects of existing income tax laws and possible changes in such laws will vary with the particular circumstances of each 1994 Plan participant.



 1. Income Tax Consequences to Employees who Receive Options under the 1994
Plan.



  The tax treatment will depend in part on whether the Company was a "Canadian-controlled private corporation" ("CCPC"), as defined in the Canadian Income
Tax Act, when the particular Options were granted. For Options granted while the Company was a CCPC, the taxable event is the sale of the Common Shares. For Options granted since the Company ceased to be a CCPC, the taxable event is the exercise of the Options. It should be noted that Revenue Canada has stated on occasion that it considers the deferral of taxation until the sale of the shares is restricted to cases where the employer was a CCPC not only when the options were granted, but also when such options vested.



  (a) Options Granted While the Company Was a CCPC.



     Neither the granting of Options nor the exercise of those Options is a taxable event. Upon the subsequent sale of the Common Shares, the optionee would be deemed to receive a taxable benefit from employment equal to the difference between the price he paid for the Common Shares and the value of such shares at the date he exercised the Options. This benefit would be added to the optionee's tax basis for the Common Shares. As long as the exercise price for the Options was at least equal to the fair market value of the Common Shares on the date the Options were granted, only seventy-five percent (75%) of such benefit would be included in the optionee's taxable income. Any difference between the tax basis of the Common Shares and the price for which they were sold would generally be a capital gain or capital loss, as the case may be. Seventy-five percent (75%) of any capital gain is taxable, after netting out any available capital loss.



  (b) Options Granted After the Company Ceased to Be a CCPC.



     The granting of Options is not a taxable event. Upon the exercise of Options, the optionee would be deemed to receive a taxable benefit from employment equal to the difference between the price he paid for the Common Shares and the value of such shares at the date he exercised the Options. This benefit would be added to the optionee's tax basis for the Common Shares. As long as the optionee's price for the Options was at least equal to the fair market value of the Common Shares on the date the Options were granted, only seventy-five percent (75%) of such benefit would be included in the optionee's taxable income. Any difference between the tax basis of the Common Shares and the price for which they were sold would generally be a capital gain or capital loss, as the case may be. Seventy-five percent (75%) of any capital gain is taxable, after netting out any available capital loss.



 2. Income Tax Consequences to Employees who Receive Awards under the Plan.



  Upon the receipt of an Award, the recipient of the Award would be deemed to receive a taxable benefit from employment equal to the difference between the price he paid for the Common Shares and the value of the shares on the date of the issuance. Such value would reflect a discount from the market price to account for the restrictions on the transfer of the Common Shares. The benefit would be added to the optionee's tax basis for the Common Shares. Any difference between the tax basis for the Common Shares and the price for which they were sold would generally be a capital gain or capital loss, as the case may be. Seventy-five percent (75%) of any capital gain is taxable, after netting out against any available capital loss.



 3. Income Tax Consequences of the 1994 Plan to the Corporation.



  The Corporation will not be entitled to any tax deduction in respect of the taxable benefit received by a participating employee. The Corporation will have to report such taxable benefit on the employee's T4.






                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

                            VOTE "FOR" PROPOSAL 2.





                                   PROPOSAL 3


                           APPOINTMENT OF ACCOUNTANTS


  The Board of Directors proposes that the firm of Arthur Andersen & Cie ("Arthur Andersen"), independent certified public accountants, be appointed to serve as accountants for the fiscal year ending June 30, 1998 and that the Board of Directors be authorized to fix their remuneration. Arthur Andersen has served as the Corporation's independent accountants since 1992. It is expected that a member of Arthur Andersen will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.



                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

                VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                                 SECTION 16 (A)

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


  Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Shares (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Shares of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 30, 1997 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 1997 with the following exception: Mr. Desjardins filed a Form 3 in February which should have been filed in January, following his election as a director.



                             SHAREHOLDER PROPOSALS



  Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next Annual Meeting of Shareholders of the Corporation must be received at the Corporation's principal executive offices not later than June 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Discreet Logic Inc., 10 Duke Street, Montreal, Quebec, Canada H3C 2L7, attention: Secretary.



                           EXPENSES AND SOLICITATION



  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Shareholders in person or by mail, telephone or telegraph following the original solicitation.



The contents and the sending of this proxy statement has been approved by the Board of Directors of the Corporation.



                                  By Order of the Board of Directors



                                  Francois Plamondon
                                  Secretary


Montreal, Quebec

October 24, 1997